                                                                   EXHIBIT 23.6



             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We hereby consent to the use in Amendment No. 2 of the Registration Statement on Form S-4/A (No. 333-6919) of Metrocall, Inc., of our report dated
February 3, 1995, except as to the first paragraph of Note 8 for which the date is August 31, 1995, relating to the financial statements of Network Paging Corporation, appearing in such Registration Statement.

/s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP

Tampa, Florida
October 3, 1996